Exhibit 10.72

MODIFICATION AND RATIFICATION

This Modification and Ratification of Lease Agreement is made and entered into between Baymeadows Properties LLC. (“Lessor”) and _(“Lessee”) La Rosa Realty Florida North LLC for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

WITNESSETH:

I.	Lessor and Lessee hereby confirm and ratify, except as modified below, all the terms, conditions and covenants in that certain written Lease Agreement dated October 1, 2020, for 1,005 s.f. Suite 230 and ending 30th of October 2025 between Lessor and Lessee, for the rental of the following described property:

Suite# 230

9250 Baymeadows Rd

Jacksonville. FL 32256

2.	The term shall be extended by three years from October 10/1/2025 to October 10/31/2028.

Rental Period·	Base Rent	Total
11/1 2025-10/30/26	$1,651.07	$1,651.07
11/1/2026-10/30/27	$1,700.07	$1,700.07
11/1/2027-10/30/28	$1,751.62	$1,751.62

Signed at Jacksonville, Florid

LESSOR:
Baymeadows Properties LLC

Witness

Lessee:

Witness